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                                                                   Exhibit 10(k)
                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT


     This Amendment No. 1 (the "Amendment") to the Employment Agreement by and between Danaher Corporation (the "Company"), and H. Lawrence Culp, Jr. (the "Executive"), entered into as of July 18, 2000 (the "Employment Agreement") is entered into this 19/th/ day of November, 2001.

     WHEREAS, the Company and the Executive have determined that it is in their best interest to amend the Employment Agreement to confirm the parties' intentions regarding the effective date and the benefits to be provided to the Executive upon his termination of employment; and

     WHEREAS, the Employment Agreement may be amended by mutual written agreement at any time.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

     1. All references in the Employment Agreement to the term "Effective Date" shall mean July 18, 2000.

     2. In Section 2 of the Employment Agreement, the second and third lines shall be revised to read as follows:

          provided in Section 1 hereof shall commence on the Effective Date and, unless sooner terminated as hereinafter set

     3. The introductory paragraph of Section 10(a) of the Employment Agreement shall be revised so that it reads as follows:

               (a) If the Executive terminates this Agreement by giving notice of termination pursuant to Section 2, or if the Executive's employment is terminated by the Executive's death, the Company shall pay or provide the following amounts to the Executive or to the Executive's estate (or as may be directed by the legal representatives of the estate), as the case may be, not later than 14 days from the Date of Termination in the case of the payments referred to in clauses (i),
          (ii) and (iii) below and, at the time when such payments are due, in the case of the payments referred to in clauses (iv) and (v) below (the respective "Payment Due Dates") and the Company shall have no further obligations to the Executive under this Agreement.

     4. Clause 10(a)(iii) of the Employment Agreement shall be revised by deleting the final word "and".

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     5.   Clause 10(a)(iv) of the Employment Agreement shall be revised to read as follows:

               (iv) the pro-rata Annual Bonus determined in accordance with
          Section 5(b); and

     6. A new Clause 10(a)(v) shall be added to the Employment Agreement, reading as follows:

               (v) To the extent not theretofore paid or provided, any other amounts or benefits required to be paid or provided as of the Date of Termination or which the Executive is eligible to receive at the Date of Termination in accordance with the terms of any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies, it being understood, however, that, unless otherwise specified elsewhere in this Agreement or in the other such plan, program, policy, practice or contract because of the nature of the termination, no amounts or benefits shall vest as a result of the termination and employee benefits shall cease to accrue as of the date of Termination.

     7. The last sentence of Section 10(a) shall be amended to read as follows:

          For purposes of this Agreement, the amounts listed in subsections (i) through (v) above shall be collectively referred to as the "Accrued Obligations."

     8. Except as expressly provided herein, the terms and conditions of the Employment Agreement shall remain in full force and effect and shall be binding on the parties hereto.

     9.   This Amendment shall be effective as of July 18, 2000.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment, and have caused this Amendment to be duly executed and delivered in their name and on their behalf, on the date first above written.


                                                DANAHER CORPORATION

                                                By: /s/ Steven M. Rales
                                                    -------------------
                                                Name:  Steven M. Rales
                                                Title: Chairman of Board


                                                EXECUTIVE

                                                /s/ Henry Lawrence Culp, Jr.
                                                ----------------------------
                                                Henry Lawrence Culp, Jr.

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